UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SomaLogic, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SomaLogic, Inc.

2945 Wilderness Place

Boulder, Colorado 80301

APRIL 25, 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2022

Dear SomaLogic Stockholder:

We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of SomaLogic, Inc. (“SomaLogic”) to be held on June 6, 2022 at 2:00 p.m. Mountain Time, virtually, via a live video webcast on the Internet at www.proxydocs.com/SLGC. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/SLGC where you will be able to vote electronically and submit questions. You will not be able to attend the Annual Meeting in person. You will need a control number on your proxy card or in the instructions that accompanied your proxy materials to attend the Annual Meeting.

We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect the three Class I directors named in the accompanying proxy statement to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3. To transact any other business that properly comes before the Annual Meeting (including any adjournments, continuations and postponements thereof).

Our board of directors recommends that you vote “FOR” the director nominees named in Proposal One of the accompanying proxy statement and “FOR” the ratification of the appointment of Ernst & Young as our independent public accounting firm as described in Proposal Two.

On or about April 27, 2022, we expect to mail to our stockholders a paper copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”). Stockholders will also have the ability to access the proxy materials at www.proxydocs.com/SLGC.

Only stockholders of record at the close of business on April 14, 2022 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.

Attendance at the Virtual Annual Meeting

In order to attend the Annual Meeting, you must visit www.proxydocs.com/SLGC. Upon entry of your control number and other required information, you will receive further instructions via email providing you access to the Annual Meeting and the ability to vote and submit questions during the Annual Meeting.

As part of the attendance process, you must enter the control number located on your proxy card or in the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the attendance process.

On the day of the Annual Meeting, June 6, 2022, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 2:00 p.m. Mountain Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

Questions at the Virtual Annual Meeting

Stockholders will be able to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders. We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system. If you attend the Annual Meeting online, you may vote during the meeting even if you have previously returned a proxy.

Thank you for your ongoing support of and continued interest in SomaLogic.

Sincerely,

Roy Smythe, M.D.

Chief Executive Officer

SomaLogic, Inc.

2945 Wilderness Place

Boulder, Colorado 80301

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2022

PROCEDURAL MATTERS

Our board of directors (the “Board”) solicits your proxy on our behalf for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our Annual Meeting (this “Proxy Statement”) and the accompanying notice of Annual Meeting. The Annual Meeting will be held on June 6, 2022 at 2:00 p.m. Mountain Time, virtually, via a live webcast on the Internet at www.proxydocs.com/SLGC. You will be able to attend and participate virtually in the Annual Meeting online by visiting www.proxydocs.com/SLGC, where you will be able to vote electronically and submit questions. You will not be able to attend the Annual Meeting in person. You will need the control number on your proxy card or in the instructions that accompanied your proxy materials to attend the Annual Meeting.

On or about April 27, 2022, we mailed our stockholders this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (“2021 Annual Report”). If you held shares of our common stock on April 14, 2022, you are invited to attend the meeting at www.proxydocs.com/SLGC and vote on the proposals described in this Proxy Statement.

In this Proxy Statement, the terms “SomaLogic,” “the Company,” “we,” “us” and “our” refer to SomaLogic, Inc. The mailing address of our principal executive offices is SomaLogic, Inc., 2945 Wilderness Place, Boulder, Colorado 80301.

What matters are being voted on at the Annual Meeting?

You will be voting on:

•            The election of three Class I directors named in this proxy statement to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;

•            A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

•            Any other business as may properly come before the Annual Meeting.

How does the Board recommend I vote on these proposals?	Our Board recommends a vote: • “FOR” the election of Robert Barchi, Richard Post and Stephen Quake as Class I directors; and

• “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 14, 2022, the record date for the Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 182,217,516 shares of our common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and our proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting through the online virtual meeting platform. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and our proxy materials were forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

What do I need to be able to attend the Annual Meeting online?	We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.proxydocs.com/SLGC. The webcast will start at 2:00 p.m. Mountain Time on June 6, 2022. Stockholders may vote and ask questions before or during the Annual Meeting. In order to be able to attend the Annual Meeting, you will need the control number, which is located on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxydocs.com/SLGC.

How many votes are needed for approval of each proposal?	Proposal One: The election of directors requires a plurality of the votes cast in person or by proxy at the Annual Meeting by the stockholders entitled to vote in the election. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors.

Proposal Two: The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote.

What is the quorum requirement?	A quorum is the minimum number of shares required to be represented at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

(1)          By Internet (Before the Annual Meeting): You may vote over the Internet at www.proxypush.com/SLGC, 24 hours a day, seven days a week, until 2:00 p.m. Mountain Time on June 6, 2022. You will need the control number included on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials;

(2)          By Telephone: You may vote by toll-free telephone at 1-866-690-0375, until 2:00 p.m. Mountain Time on June 6, 2022. You will need the control number included on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials;

(3)          By Mail: If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it promptly in the postage-paid envelope we have provided or return it to Proxy Tabulator, P.O. BOX 8016, Cary, NC 27512-9903. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

(4)          By Internet (During the Annual Meeting): You may vote during the Annual Meeting by going to www.proxydocs.com/SLGC. You will need the control number included on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the Annual Meeting.

If you are a street name stockholder, please follow the instructions from your broker, bank or other nominee to vote by Internet, telephone or mail. Street name stockholders may not vote via the Internet at the Annual Meeting unless they receive a legal proxy from their respective brokers, banks or other nominees.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

● notifying our Office of General Counsel, in writing, at SomaLogic, Inc., 2945 Wilderness Place, Boulder, Colorado 80301, before the vote is counted;

● voting again using the telephone or Internet before 2:00 p.m. Mountain Time on June 6, 2022 (your latest telephone or Internet proxy is the one that will be counted); or

● attending the Annual Meeting online and voting virtually during the meeting. Simply logging into the Annual Meeting online will not, by itself, revoke your proxy.

If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank or nominee.

What is the effect of giving a proxy?	Proxies are solicited by and on behalf of our Board. Melody Harris and Ruben Gutierrez have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is the effect of withheld votes, abstentions and broker non-votes?	Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions will have the effect of a vote “against” on the ratification and appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares only on “routine” matters, which this year includes only Proposal Two (ratifying the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending December 31, 2022). As a result, we do not expect any “broker non-votes” on Proposal Two. Absent direction from you, your broker will not have discretion to vote on Proposal One (election of directors), which is a “non-routine” matter and as a result will constitute a “broker non-vote.” “Broker non-votes” will have no effect on the election of directors.

Where can I find the voting results of the Annual Meeting?	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

How are proxies solicited for the Annual Meeting?	Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with the preparation and distribution of these proxy materials and the solicitation of proxies will be borne by us. We have retained DF King to assist in the solicitation of proxies. We expect to pay DF King $10,500, plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, phone, email, or other electronic communication. In addition, our officers, directors, and employees, without additional compensation, may solicit proxies using any of these methods. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries, and these organizations will then forward the materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which is permitted by SEC rules. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at investors@somalogic.com or:

SomaLogic, Inc.
Attention: Investor Relations
2945 Wilderness Place

Boulder, Colorado 80301

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 28, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8. Stockholder proposals should be addressed to:

SomaLogic, Inc.

Attention: Corporate Secretary

2945 Wilderness Place

Boulder, Colorado 80301

Our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the Company’s notice of meeting given by or at the discretion of our Board, (ii) otherwise properly brought before such annual meeting by the Board or the Chairperson of the Board or (iii) otherwise properly brought before such annual meeting by a stockholder of the Company who is entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices at 2945 Wilderness Place, Boulder, Colorado 80301:

● not earlier than the close of business on February 6, 2023; and

● not later than the close of business on March 8, 2023.

In the event that we hold the 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not earlier than the close of business on the 120th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at 2945 Wilderness Place, Boulder, Colorado 80301.

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Amended and Restated Bylaws

A copy of our amended and restated bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

What does being an “emerging growth company” mean?

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:

● Presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our 2021 Annual Report;

● Reduced disclosure about our executive compensation arrangements;

● Exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments; and

● Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.07 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 10-K), or we issue more than $1 billion of non-convertible debt securities over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.

Why is this Annual Meeting being held virtually?

The Annual Meeting will be held entirely online this year. We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and our company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation because stockholders can participate from any location around the world. It also better enables us to respond to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, stockholders, and our community.

You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/SLGC. You will also be able to vote your shares electronically prior to or during the Annual Meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2023 annual meeting, and the term of the Class III directors expires at the 2024 annual meeting. After the initial terms expire, directors for each class will stand for election at the annual meeting of stockholders held in the year in which the initial term for that class expires and thereafter will serve for a term of three years.

Nominees

Our Board has nominated Robert Barchi, Richard Post and Stephen Quake for re-election as Class I directors to hold office until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current Class I director and member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our Board. Our Board may fill such vacancy at a later date or reduce the size of our Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Vote Required

The election of directors requires a plurality of the votes cast by the stockholders in person or by proxy at the Annual Meeting and entitled to vote in the election.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The biographies of each of the nominees and continuing directors above contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our Board to determine that the person should serve as a director of the company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and Board committees.

Directors

The following table sets forth information regarding our directors as of April 25, 2022:

	Class	Age	Position(s)	Current Term Expires	Expiration of Term For Which Nominated
Employee Director:
Roy Smythe	II	61	Director and Chief Executive Officer	2023	—

Non-Employee Directors:
Robert Barchi (1)	I	75	Director	2022	2025
Eli Casdin (1)(3)	III	49	Director	2024	—
Troy Cox (1)(2)	II	57	Director	2023	—
Charles M. Lillis (2)	II	80	Chairman and Director	2023	—
Anne Margulies (1)(2)(3)	III	66	Director	2024	—
Ted Meisel	III	58	Director	2024	—
Richard Post (1)(2)	I	63	Director	2022	2025
Stephen Quake (3)	I	53	Director	2022	2025

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Information Concerning Director Nominees

Robert Barchi has served as a member of our Board since September 2021. Dr. Barchi is currently a Distinguished University Professor at Rutgers University and previously served as its president from September 2012 to June 2020. Prior to that, Dr. Barchi served as president of Thomas Jefferson University from 2004 to 2012. He is a trustee of the RWJ/Barnabas Health system and of the RWJ University Hospitals. He previously served on the boards of Covance, Inc. (NYSE: CVD) and VWR International (Nasdaq: VWR). Dr. Barchi holds a B.S. degree and an M.S. degree from Georgetown University. He is also a board-certified neurologist and holds a Ph.D in biochemistry and an M.D. from the University of Pennsylvania. Dr. Barchi is a fellow of the American Neurological Association, the American Academy of Neurology, and the American Association for the Advancement of Science. Dr. Barchi’s qualifications to serve on our Board include his extensive experience as a physician, scientist, and academic.

Richard Post has served as a member of our Board since September 2021 and serves as our audit committee chairperson. Prior to the transactions (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of March 28, 2021, as amended by Amendment No. 1 and Amendment No. 2 thereto, dated as of May 12, 2021 and July 15, 2021, respectively, by and among CM Life Sciences II Inc., SomaLogic, Inc. (“Old SomaLogic”), and S-Craft Merger Sub, Inc., Mr. Post served as a director of Old SomaLogic since October 2019. Mr. Post has served on the board of directors of Grand Basket, Inc., an outdoor furniture company, since 2019 and has served as the Managing Partner of Grand Basket Investments LLC, its affiliate investment company, since 2017. Mr. Post previously served as CEO of Autobytel Inc. (NASDAQ: ABTL), an internet-centric automotive media and marketing services company, from April 2005 to March 2006 and as CFO of MediaOne Group, Inc. (NYSE:UMG), an international broadband and wireless communications company, from 1998 to 2000. Mr. Post has served on the board of directors of Arbitron, Inc. (NYSE: ARB), Autobytel Inc. (NASDAQ: ABTL) and Financial Security Assurance Holdings, Inc. (NYSE: FSA). Mr. Post received both his bachelor’s degree in marketing and his M.B.A. from Delta State University. Mr. Post’s qualifications to serve on our Board include his experience serving on the boards of a number of public companies as well as his business and finance background.

Stephen Quake has served as a member of our Board since September 2021. Dr. Quake is the Lee Otterson Professor of Bioengineering, since 2008, and Professor of Applied Physics, since 2005, at Stanford University and, since 2016, Co-President of the Chan Zuckerberg Biohub, a non-profit medical research organization located in San Francisco. From 2006 to 2016, Dr. Quake was an Investigator for the Howard Hughes Medical Institute, a non-profit medical research organization. Prior to joining the faculty at Stanford University in 2005, Dr. Quake was a Professor of Applied Physics and Physics at the California Institute of Technology. Dr. Quake is currently scientific founder and director of Bluestar Genomics, Inc., Molecular Stethoscope, Inc., Mirvie, Inc. and IgGenix, Inc., and was also a scientific founder of several other companies, including Fluidigm Corporation (Nasdaq: FLDM), CareDX, Inc. (Nasdaq: CDNA), Verinata Health, Inc. (now part of Illumina, Inc. (Nasdaq: ILMN)), and KariusDX. Dr. Quake received a B.S. in Physics and M.S. in Mathematics from Stanford University and a D.Phil. in Theoretical Physics from the University of Oxford as a Marshall Scholar. His qualifications to serve on our Board include his extensive professional and educational experience in the life sciences industry, as well as his role in founding several companies in the industry.

Information Concerning Continuing Directors

Class II Directors

Troy Cox has served as a member of our Board since September 2021. Mr. Cox has served as Director of SOPHiA GENETICS SA since July 2019 and as Chairman since February 2020, Director of LetsGetChecked Inc. since October 2019 and as Vice Chairman since May 2020 and Director at Zymeworks Inc. (NYSE: ZYME) since June 2019. Mr. Cox also serves as Director for non-profits Massachusetts BioTechnology Council (MassBio) and Dream Foundation. Mr. Cox previously led Foundation Medicine, Inc. as President and Chief Executive Officer from February 2017 to February 2019, including its acquisition by Roche in July 2018. Prior to Foundation Medicine, Troy served as Senior Vice President and Officer at Genentech, Inc. from February 2010 to February 2017. Before joining Genentech, Mr. Cox held executive and senior roles of increasingly broad accountabilities including President of CNS operations at UCB BioPharmaceuticals, Senior Vice President at Sanofi-Aventis and diverse foundational roles at Schering-Plough. Mr. Cox received an M.B.A. at the University of Missouri and B.B.A. in Finance from the University of Kentucky. His qualifications to serve on our Board include his extensive experience in the life sciences industry as an executive and in connection with evaluation and execution of business transaction and merger opportunities.

Charles M. Lillis has served as a member of our Board since September 2021 and serves as the Chairman of our Board. Prior to the Business Combination, Mr. Lillis served as a member of Old SomaLogic’s board of directors since October 2013 and as Chair of Old SomaLogic’s board of directors since December 2020. Mr. Lillis currently serves a trustee of the Lillis Foundation, a non-profit that provides scholarships, grants and educational programming for underserved communities. Mr. Lillis also currently serves as the chair of the University of Oregon Board of Trustees. From October 2013 to July 2020, Mr. Lillis served on the board of directors of DISH Network Corporation (NASDAQ: DISH). Mr. Lillis received a B.A. in business and an M.B.A. from the University of Washington and a Ph.D. from the University of Oregon. Mr. Lillis’ qualifications to serve on our Board include his extensive experience serving on the boards and executive management teams of a number of companies as well as his business and finance background.

Roy Smythe served as Old SomaLogic’s Chief Executive Officer and director since November 2018, and currently serves as our Chief Executive Officer and director following the consummation of the Business Combination. Dr. Smythe came to Old SomaLogic from Royal Philips, where he served as Global Chief Medical Officer for Strategy and Partnerships. Before joining Philips, he served as Chief Medical Officer at Valence Health, a Chicago-based healthcare company. He held the same title previously at AVIA, a healthcare technology accelerator. While in medical school at Texas A&M, he was a Charles A. Dana Foundation Scholar at the University of Pennsylvania School of Medicine and the Wharton School of Business. Following medical school, he trained in general surgery, surgical oncology and thoracic surgery and completed a postdoctoral research fellowship in molecular therapeutics at the University of Pennsylvania. His medical and translational research career then began at the University of Texas MD Anderson Cancer Center, where he was the recipient of NIH and numerous other funding awards. He subsequently chaired the Department of Surgery at Baylor Scott & White Health System and the Texas A&M Health Science Center College of Medicine, where he was the Roney Endowed Chair, and later became the Medical Director of Innovation and Executive Vice President for Institute Development before moving into expanded roles in corporate healthcare. Dr. Smythe’s qualifications to serve as part of our management include his extensive experience as a healthcare business entrepreneur, health system administrator, biomedical scientist, academician, and as an internationally recognized surgeon.

Class III Directors

Eli Casdin has served as a member of our Board since September 2021 and serves as our nominating and corporate governance committee chairperson. Since July 2020 and March 2021, Mr. Casdin has also served as Chief Executive Officer and a director of CM Life Sciences Inc. (Nasdaq: CMLF) until August 2021 and CM Life Sciences III Inc. (Nasdaq: CMLT) until December 2021, respectively, both blank check companies. Mr. Casdin serves on the boards of AbSci (Nasdaq: ABSI) (Member of Audit, Nominating and Corp Governance committees) since December 2020, Century Therapeutics (Nasdaq: IPSC) (Member of Compensation, Nominating, and Corp Governance committees) since February 2021, EQRx (Nasdaq: EQRX) (Member of Audit, Nominating, and Corporate Governance committees) since January 2020, Sema4 (Nasdaq: SMFR) since July 2021, Tenaya Therapeutics (Nasdaq: TNYA) (Member of Audit committee) since August 2019, and previously served on the board of directors of Exact Sciences Corp. (Nasdaq: EXAS) (previously member of Audit & Finance/Innovation committee). Mr. Casdin is also currently on the board of directors of the following private companies: C2i Genomics, Cedilla Therapeutics, DNA Script (member of Compensation Committee, Nominating Committee, and Environment, Social and Governance Committee) Genomatica, Genome Medical, Imagen, LetsGetChecked, Leyden Labs, Mnemo Therapeutics, Paige AI (member of Audit Committee and Nomination Committee), Prominex, and Vineti (member of Compensation Committee and Strategic Committee). Previously within the last five years, Mr. Casdin served on the following private companies’ boards of directors: Gene Matters, Sexton Biotechnologies, and Thrive Earlier Detection. Mr. Casdin holds a B.S. degree from Columbia University School of General Studies and an M.B.A. from Columbia Business School. His qualifications to serve on our Board include his extensive leadership experience as an executive officer of an investment firm, his extensive public and private company directorship experience in the life sciences and healthcare sectors, and his expertise in finance, capital markets, and the biotechnology industry.

Anne Margulies has served as a member of our Board since September 2021 and serves as our compensation committee chairperson. Prior to the Business Combination, Ms. Margulies served as a director of Old SomaLogic since September 2019. Ms. Margulies currently serves as a member of the board of directors of Henry Schein, Inc. (Nasdaq: HSIC), a global dental and health care solutions and products company, and as an Advisor on the National Advanced Cybersecurity Center and the Massachusetts Governor’s Cyber Security Advisory Board. Ms. Margulies served as the Vice President and University Chief Information Officer of Harvard University from September 2010 to May 2021. Ms. Margulies was awarded an Honorary Doctorate from the Universitat Politecnica de Valencia in 2019 and received her B.A. from SUNY Plattsburgh. She was inducted into the CIO Hall of Fame in 2017 and was selected as the Boston CIO Leader of the Year in 2015. Ms. Margulies’ qualifications to serve on our Board include her extensive experience managing information technology strategy, policies, and services and developing internationally acclaimed initiatives such as the Massachusetts Institute of Technology’s OpenCourseWare program.

Ted Meisel has served as a member of our Board since September 2021. Mr. Meisel has served as the executive founder of AVIA Health Innovation, a purpose-built consulting firm helping healthcare systems achieve technology-enabled transformation of care delivery and operations, since 2012 and as Executive Chairman of WiserCare, a healthcare technology company, since 2010. He has also been a board member of Doctor Evidence, LLC, which offers life sciences companies an automated platform to discover, analyze and use medical evidence, since 2011. Mr. Meisel has also served as Senior Advisor to Next Equity Partners since 2016.

Mr. Meisel holds a B.A. from Dartmouth College and a J.D. from Stanford Law School. His qualifications to serve on our Board include his extensive experience and success as an entrepreneur, executive, and investor in new healthcare models and technologies.

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is elected by our stockholders. Our Board currently consists of nine directors, all of whom, other than Roy Smythe and Ted Meisel, qualify as “independent” under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).

Director Independence

Our common stock is listed on Nasdaq. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in the Exchange Act and the listing standards of Nasdaq.

Our Board has undertaken a review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that Charles M. Lillis, Robert Barchi, Eli Casdin, Troy Cox, Anne Margulies, Richard Post, and Stephen Quake, representing seven (7) of the Company’s nine (9) directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq. Our Board also determined that Richard Post, Troy Cox, Eli Casdin, Robert Barchi and Anne Margulies, who comprise our audit committee, and that Anne Margulies, Charles M. Lillis, Richard Post and Troy Cox, who comprise our compensation committee, each satisfy the independence standards for those committees established by the SEC and the listing requirements and rules of Nasdaq. In making such determinations, our Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he or she is affiliated.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of our Board are separated. Charles M. Lillis serves as the Chairman of our Board, presides over meetings of our Board and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. Our Board believes that separating these roles is appropriate as it allows us to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Our Board believes that separating these positions allows our Chief Executive Officer to focus on setting the overall strategic direction of the Company, expanding the organization to deliver on our strategy and overseeing our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing strategic advice to and independent oversight of management.

Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow.

Board’s Role in Risk Oversight

The Board has extensive involvement in the oversight of risk management related to the Company and its business and accomplishes this oversight through the regular reporting to the Board by its standing committees that address risks inherent in their respective areas of oversight. The standing committees of our Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may from time to time establish other committees.

The audit committee represents the Board by periodically reviewing the Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and information technology functions, the audit committee reviews and discusses all significant areas of the Company’s business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, the Board receives periodic detailed operating performance reviews from management.

Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and director practices and evaluates the composition, functions and duties of the committees of the Board.

Our compensation committee reviews and discusses the risks arising from our compensation policies, plans and programs applicable to all employees that are reasonably likely to have a materially adverse effect on us.

The Company’s chief executive officer and other executive officers regularly report to the non-executive directors and the audit, compensation and nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Risks Related to Compensation Policies and Practices

When determining our compensation policies and practices, the Board considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on the Company. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company for the following reasons: we offer an appropriate balance of short and long-term incentives and fixed and variable amounts; our variable compensation provides enhanced incentives for executives to outperform and strong disincentives for executives to underperform against our Company goals and is based on a balanced mix of Company performance criteria; and the Board and the compensation committee have the authority to adjust variable compensation as appropriate. The Compensation Committee has also engaged AON to act as a compensation consultant to the Committee, who assists the Committee and the Board in designing the Company’s compensation policies and practices and provides advice regarding the same.

Anti-Hedging and Anti-Pledging Policies

Certain transactions in our securities create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in company securities. Our insider trading policy prohibits all officers, directors, employees and consultants who have access to confidential information from using or sharing that information for stock trading purposes or for any other purpose except the conduct of our business. All information about the Company should be considered confidential information.

Board Meetings and Committees

The number of directors on the Board will be fixed exclusively by our Board. Our Board currently consists of nine members.

During our fiscal year ended December 31, 2021, our Board held 21 meetings (including regularly scheduled and special meetings), and each director, other than Kevin Conroy, who resigned from the Board effective November 11, 2021, attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served. Under our Corporate Governance Guidelines, directors are expected to spend the time needed and meet as frequently as our Board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of our Board and all meetings of the committees on which they serve.

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the audit committee, the compensation committee and the nominating and corporate governance committee. Our Board may also establish such other committees as it deems appropriate, in accordance with applicable law and our corporate governance documents. A copy of each committee’s charter is posted on the corporate governance section of our website, www.somalogic.com. Members serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee

The audit committee’s primary responsibilities include preparing the audit committee report required by the SEC to be included in any proxy statement or prospectus required to be filed by the Company under the rules and regulations of the SEC and assisting our Board in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) the Company’s independent registered public accounting firm’s qualifications and independence, (4) the performance of the Company’s internal audit function, if any, and (5) the performance of the Company’s independent registered public accounting firm.

The audit committee consists of Richard Post, serving as the chairperson, Troy Cox, Eli Casdin, Robert Barchi and Anne Margulies. The Board has determined that each member of the audit committee qualifies as an independent director under the listing requirements and rules of Nasdaq and the independence requirements of Rule 10A-3 under the Exchange Act. At least one member of the audit committee qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. The Board has adopted a written charter for the audit committee, which is available free of charge on our corporate website, www.somalogic.com.

Our audit committee held 7 meetings during fiscal year ended December 31, 2021.

Compensation Committee

The compensation committee’s responsibilities include assisting our Board in discharging its responsibilities relating to (1) setting the Company’s compensation program and compensation of its executive officers and directors, (2) monitoring the Company’s incentive and equity-based compensation plans, and (3) preparing the compensation committee report if and when required to be included in any proxy statement or prospectus required to be filed by the Company under the rules and regulations of the SEC.

The compensation committee consists of Anne Margulies, serving as the chairperson, Charles M. Lillis, Richard Post and Troy Cox.

The Board has adopted a written charter for the compensation committee, which is available free of charge on our corporate website, www.somalogic.com.

Our compensation committee held 5 meetings during fiscal year ended December 31, 2021.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include: (1) overseeing all aspects of the Company’s corporate governance functions on behalf of the Board; (2) making recommendations to the Board regarding corporate governance issues; (3) identifying, reviewing and evaluating candidates to serve as directors of the Company and review and evaluate incumbent directors; (4) serving as a focal point for communication between such candidates, non-committee directors and the Company management; (5) recommending to the Board for selection candidates to serve as nominees for director for the annual meeting of stockholders; and (6) making other recommendations to the Board regarding affairs relating to the directors of the Company including director compensation.

The nominating and corporate governance committee consists of Eli Casdin, serving as the chairperson, Stephen Quake and Anne Margulies.

The Board has adopted a written charter for the nominating and corporate governance committee, which is available free of charge on our corporate website, www.somalogic.com.

Our nominating and corporate governance committee held 4 meetings during fiscal year ended December 31, 2021.

Identifying and Evaluating Director Nominees

The Board has delegated to the nominating and corporate governance committee the responsibility of identifying, considering and selecting, and recommending for the selection of the Board, candidates who fit the criteria for membership to fill new positions on the Board (including candidates to fill any vacancies that may occur) and reviewing any candidates nominated by stockholders. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board’s approval as director nominees for election to the Board.

Minimum Qualifications

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and corporate governance committee is responsible for reviewing the qualifications and independence of the members of the Board and its various committees on a periodic basis as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board.

Nominees must also have proven achievement and competence in their field, the ability to offer advice and guidance to our management team, the ability to make significant contributions to our success and an understanding of the fiduciary responsibilities that are required of a director. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all

Board and committee responsibilities. Members of our Board are expected to prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that our Board should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board the director nominees for selection.

Stockholder Recommendations and Nominations to the Board

The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, must follow the following procedures:

The nominating and corporate governance committee must receive any such recommendation for nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.

All recommendations for director candidates must be submitted in writing to our Secretary at our corporate headquarters, and must include the following:

• Name and address of the stockholder making the recommendation;

• The class or series and number of shares of the Company owned of record or beneficially owned by such stockholder;

• Any “Disclosable Interests” (as defined in Section 2.4(iii)(b) of our amended and restated bylaws) of such stockholder;

• Name and address of the individual recommended for consideration as a director nominee;

• The class or series and number of shares of the Company owned of record or beneficially owned by the individual recommended for consideration as a director nominee;

• Any “Disclosable Interests” (as defined in Section 2.4(iii)(b) of our amended and restated bylaws) of the individual recommended for consideration as a director nominee;

• A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership;

• A description of all arrangements or understandings between the stockholder and the proposed director nominee;

• The consent of the proposed director nominee (i) to be named in the proxy statement for the annual meeting and (ii) to serve as a director if elected at such annual meeting;

• Any other information regarding such stockholder and the proposed director nominee that is required to be included in the proxy statement; and

• A completed and signed questionnaire, representation and agreement required by Section 2.6(i) of our amended and restated bylaws.

Stockholder Communications

The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication. Stockholders may communicate with the Board or individual directors by submitting written correspondences to the Company’s headquarters at 2945 Wilderness Place, Boulder, Colorado 80301, Attn: Office of General Counsel. The General Counsel may facilitate or direct such communications with the Board or individual directors by reviewing, sorting, and summarizing such communications. All such communications will be referred to the Board or individual directors for consideration unless the Board instructs the Secretary otherwise.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. A copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics will be available upon written request to our Secretary or on our website, www.somalogic.com. If we amend or grant any waiver from a provision of our Code of Business Conduct and Ethics that applies to any of our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law.

Non-Employee Director Compensation

The following table sets forth the compensation of our non-employee directors in the fiscal year ended December 31, 2021. Dr. Smythe receives no additional compensation for his services as a director of the Company. The following table does not include any directors of CM Life Sciences II Inc. prior to the Business Combination, to the extent that those directors did not become directors of the Company at any time following the Business Combination.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Total ($)

Charles M. Lillis	74,500	45,499	429,410	549,409

Jessica Mathews(1)	20,000	-	261,804	281,804

Anne Margulies	51,000	26,235	429,410	506,645

Franck Moison(1)	22,375	-	49,648	72,023

Richard Post	63,750	29,100	429,410	522,260

Eli Casdin	58,000	26,453	485,395	569,848

Robert Barchi(2)	12,500	21,923	379,762	414,185

Troy Cox(2)	14,000	24,556	379,762	418,318

Stephen Quake(2)	11,250	19,732	379,762	410,744

Ted Meisel(2)	10,000	17,540	379,762	407,302

Kevin Conroy(3)	-	17,540	-	17,540

(1)	Jessica Mathews and Franck Moison resigned from the Board in June 2021.
(2)	Robert Barchi, Troy Cox, Stephen Quake and Ted Meisel joined the Board in the last quarter of 2021.
(3)	Kevin Conroy resigned from the Board in November 2021.
(4)

The amounts reported represent the aggregate grant date fair value of the performance-based restricted stock units (“RSUs”), also called “Earn-Out Shares”, awarded to our directors in the fiscal year ended December 31, 2021, calculated in accordance with FASB ASC Topic 718. The amounts reported include incremental compensation due to any modifications. See Note 13 to our consolidated financial statements in our 2021 Annual Report for the assumptions used in calculating the grant date fair value.

(5)

The amounts reported represent the aggregate grant date fair value of the stock options awarded under our 2017 Equity Incentive Plan and our 2021 Omnibus Incentive Plan to our directors in the fiscal year ended December 31, 2021, calculated in accordance with FASB ASC Topic 718. The amounts reported include incremental compensation due to any modifications. See Note 13 to our consolidated financial statements in our 2021 Annual Report for the assumptions used in calculating the grant date fair value.

The following table sets forth the number of stock awards (consisting solely of the Earn-Out Shares) and stock options held by each non-employee director as of December 31, 2021. Ms. Mathews, Mr. Moison, and Mr. Conroy did not hold any outstanding equity awards as of December 31, 2021.

Name	Stock Awards (#)	Option Awards (#)

Charles M. Lillis	6,462	67,657

Anne Margulies	3,726	117,943

Richard Post	4,133	117,943

Eli Casdin	3,757	88,610

Robert Barchi	3,131	46,705

Troy Cox	3,507	46,705

Stephen Quake	2,818	46,705

Ted Meisel	2,505	46,705

Non-Employee Director Compensation

Our Board sets non-employee director compensation which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders. Each non-employee director of the Company is eligible to receive an annual fee of $40,000, and the chairs of the Board, audit committee, compensation committee, and nominating and governance committee are eligible to receive an annual fee of $40,000, $20,000, $14,500 and $10,000, respectively. In addition, the members of the audit committee, compensation committee, and nominating and governance committee (other than the chairs) are eligible to receive an annual fee of $10,000, $6,000 and $5,000, respectively. All annual fees are paid in quarterly installments.

The Company also grants annual stock options to its non-employee directors with a target grant date value of $380,000. 25% of the stock options vest on the first anniversary of the grant date, and the remaining portion of the award vests in equal installments over the next 36 months thereafter, subject to the non-employee directors remaining on our Board through the applicable vesting dates.

In the first quarter of 2021, the Board granted stock options to each of Ms. Margulies, Mr. Moison, Mr. Post, Mr. Casdin, Mr. Lillis and Ms. Mathews in consideration for their service prior to the Business Combination. In addition, in connection with their resignation from the Board in June 2021, the Company modified options held by Ms. Mathews and Mr. Moison to accelerate the vesting and/or extend contractual terms. In connection with the Business Combination, the Company (i) adopted the 2021 Omnibus Incentive Plan, under which non-employee directors will be subject to an annual compensation limit of $700,000 and (ii) granted Earn-Out Shares to certain non-employee directors, which become vested if at any time between the 13-month anniversary of the consummation of the Business Combination and the 24-month anniversary of the consummation of the Business Combination, or in connection with a subsequent change in control, our Class A common share price is greater than or equal to $20.00 for a period of at least 20 out of 30 consecutive trading days, subject continued service through such dates.

Board Diversity

Board Diversity Matrix (As of April 25, 2022)
Total Number of Directors	#
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	8	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latino	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	8	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	1
Did Not Disclose Demographic Background	-

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has engaged Ernst & Young LLP (“EY”) as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ended December 31, 2022, and we are asking you and other stockholders to ratify this appointment. During the fiscal year ended December 31, 2021, EY served as our independent registered public accounting firm.

Although ratification of the appointment of EY is not required by our amended and restated bylaws or otherwise, our Board is submitting the appointment of EY to stockholders for ratification as a matter of good corporate governance. A majority vote of the shares present in person or represented by proxy and entitled to vote is required in order to ratify the appointment of EY. In the event that our stockholders do not ratify this appointment of EY, our audit committee will reconsider whether or not to retain EY. Even if the appointment is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the stockholders.

We expect that a representative of EY will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. Our audit committee has pre-approved all services performed by the independent registered public accounting firm since the pre-approval policy was adopted.

Audit Fees

The following table sets forth the fees billed or to be billed by EY and its affiliates for professional services rendered with respect to the fiscal years ended December 31, 2021 and 2020. All of these services were approved by our audit committee.

Fee Category	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$1,504,627	$1,271,800
Audit-Related Fees(2)	27,000	25,000
Tax Fees(3)	183,532	98,050
All Other Fees(4)	0	0
Total Fees	$1,715,159	$1,394,850

(1) Audit Fees consist of fees for professional services provided in connection with the audit of our financial statements, reviews of our quarterly financial statements and accounting consultations billed as audit services. This category also includes fees for services incurred in connection with the Business Combination and services normally provided by EY in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees,” including accounting consultations in connection with acquisitions.

(3) Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.

(4) All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data and permissible advisory services in connection with the adoption of Financial Accounting Standards Board Accounting Standards Codification Section (“ASC Topic”) 606.

Recommendation

OUR BOARD AND AUDIT COMMITTEE RECOMMEND THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is a committee of the Board comprised solely of independent directors as required by the listing standards of NASDAQ and rules and regulations of the SEC. The audit committee operates under a written charter approved by our Board, which is available on the corporate governance section of our website, www.somalogic.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our financial statements. Our independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of our financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

1. reviewed and discussed the audited financial statements with management and EY;

2. discussed with EY the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”); and

3. received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with EY its independence.

Based on the audit committee’s review and discussions with management and EY, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the Board:

Richard Post (Chair)

Troy Cox

Eli Casdin

Robert Barchi

Anne Margulies

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 25, 2022.

Name	Age	Positions
Roy Smythe	61	Chief Executive Officer and Director
Melody Harris	56	President and Chief Operating Officer
Shaun Blakeman	44	Chief Financial Officer
Amy Graves	47	Chief Accounting Officer
Ruben Gutierrez	47	General Counsel

Executive Officers

Roy Smythe, 61, served as Old SomaLogic’s Chief Executive Officer and director since November 2018, and currently serves as our Chief Executive Officer and director following the consummation of the Business Combination. Dr. Smythe came to Old SomaLogic from Royal Philips, where he served as Global Chief Medical Officer for Strategy and Partnerships. Before joining Philips, he served as Chief Medical Officer at Valence Health, a Chicago-based healthcare company. He held the same title previously at AVIA, a healthcare technology accelerator. While in medical school at Texas A&M, he was a Charles A. Dana Foundation Scholar at the University of Pennsylvania School of Medicine and the Wharton School of Business. Following medical school, he trained in general surgery, surgical oncology and thoracic surgery and completed a postdoctoral research fellowship in molecular therapeutics at the University of Pennsylvania. His medical and translational research career then began at the University of Texas MD Anderson Cancer Center, where he was the recipient of NIH and numerous other funding awards. He subsequently chaired the Department of Surgery at Baylor Scott & White Health System and the Texas A&M Health Science Center College of Medicine, where he was the Roney Endowed Chair, and later became the Medical Director of Innovation and Executive Vice President for Institute Development before moving into expanded roles in corporate healthcare. Dr. Smythe’s qualifications to serve as part of our management include his extensive experience as a healthcare business entrepreneur, health system administrator, biomedical scientist, academician, and as an internationally recognized surgeon.

Melody Harris, 56, joined SomaLogic in 2018 and serves as President and Chief Operating Officer. She oversees life sciences markets, healthcare markets, marketing and product, operations, technology, legal and human resources. Ms. Harris assists the CEO in day-to-day management of the company both internally and externally. Prior to SomaLogic, Ms. Harris held executive positions in the healthcare space for Qualcomm Life (the healthcare division of Qualcomm) and HealthyCircles, a technology spin-out from Microsoft which she and team successfully sold to Qualcomm in 2013. At Qualcomm, Ms. Harris led corporate deals and M&A transactions and worked extensively across Qualcomm in leading the integration efforts of those acquisitions. Ms. Harris has led deals across the healthcare spectrum including with Merck, Telus Health Solutions, United Health Group, Novartis, Surescripts, CVS and the American Heart Association. Prior to HealthyCircles, Ms. Harris held a variety of other executive leadership roles, including president of an international consumer-focused brand management firm, and executive vice president of an international software development and consulting firm in the broadcasting space. Ms. Harris has served in multiple community and public roles including as a trustee of Metropolitan State University of Denver (gubernatorial appointment), director of the Stapleton Development Corporation (mayoral appointment), member of two Colorado gubernatorial transition committees, policy advisor to Denver Mayor Michael Hancock and member of his transition team, and energy policy advisor and lead writer of the Bill Ritter for Governor campaign’s New Energy Economy white paper in 2006. Ms. Harris holds a Bachelor of Arts, cum laude, in Political Science from the University of Denver and a Juris Doctor, cum laude, from the Harvard Law School. Her qualifications to serve as part of our management include her business, legal and operational experience as well as her significant achievements leading global and strategic deals with numerous companies across the healthcare spectrum.

Shaun Blakeman, 44, served as Old SomaLogic’s Chief Financial Officer since August 2021 and currently serves as our Chief Financial Officer following the consummation of the Business Combination. Prior to joining Old SomaLogic, Mr. Blakeman served as Senior Vice President and Chief Financial Officer of Cantel Medical, a public company focused on global infection prevention and control in the endoscopy, hemodialysis water and dental spaces. Mr. Blakeman also served as a Senior Finance Director at Medtronic, where he oversaw finance for multiple manufacturing sites in Medtronic’s Restorative Therapies Group. Before that, he was a Vice President of Finance for Cantel, where he was the segment CFO for the company’s $500 million endoscopy platform, Medivators. Prior to his time at Medivators, Mr. Blakeman spent five years with IDEX in financial leadership positions of increasing responsibility, up to the Vice President of Finance for the company’s diaphragm and dosing pump and water platforms. Prior to IDEX, Mr. Blakeman worked for Eaton in various finance positions. He began his career as an officer in the United States Navy in both Surface Warfare and Engineering Duty specialties. Mr. Blakeman received his Bachelor of Science in economics from the University of Minnesota, his Master of Science in applied physics from the Naval Postgraduate School, and his Master of Business Administration from the Indiana University Kelley School of Business. Mr. Blakeman’s qualifications to serve as Chief Financial Officer include his demonstrated success as a key leader in business operations and overseeing finance operations.

Amy Graves, 47, served as Old SomaLogic’s Senior Corporate Controller from 2019 until April 2021, subsequently being promoted to the Senior Vice President of Finance. Ms. Graves currently serves as our Chief Accounting Officer following the consummation of the Business Combination. Previous to joining Old SomaLogic, Ms. Graves served in various roles for Medtronic PLC (NYSE: MDT), from September 2009 to June 2019, supporting key functions including manufacturing operations, research and development, IT, internal audit and sales. Prior to that, she served in the Assurance Practice of PricewaterhouseCoopers from October 2004 to September 2009. Ms. Graves received a B.S. from Southern Oregon University and received an M.A. from John Jay College of Criminal Justice. Ms. Graves’ qualifications to serve as part of our management include her proven record of orchestrating large-scale financial ecosystems and significant leadership experience.

Ruben Gutierrez, 47, served as Old SomaLogic’s General Counsel since May 2021 and currently serves as our General Counsel following the consummation of the Business Combination. Prior to joining Old SomaLogic, Mr. Gutierrez was Vice-President, Legal and Corporate Affairs for Natera, Inc. (Nasdaq: NTRA), a genetic testing company based in San Carlos, California, from May 2019 to May 2021. From January 2018 to May 2019, Mr. Gutierrez was the General Counsel of Human Longevity, Inc., a San Diego based genomics research and health intelligence company, and served as its Deputy General Counsel from October 2015 to December 2017. Prior to that, Mr. Gutierrez served as Division Counsel, Biosciences at Thermo Fisher Scientific, Inc. (NYSE: TMO) from February 2014 to October 2015. Mr. Gutierrez received an LL.M. in Taxation from the New York University School of Law, a J.D. from the University of Southern California Gould School of Law and a B.A. from the University of California, Los Angeles. He is a member of the State Bar of California. His qualifications to serve as part of our management include his extensive legal experience and roles at several companies in the life sciences industry.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled back disclosure requirements applicable to emerging growth companies.

To achieve the Company’s goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.

We believe our compensation program should promote the success of the Company and align executive incentives with the long-term interests of our stockholders. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Our Board, with input from the Chief Executive Officer, has historically determined the compensation for our named executive officers. For the fiscal year ended December 31, 2021, our named executive officers were:

•	Roy Smythe, Chief Executive Officer;

•	Shaun Blakeman, Chief Financial Officer; and

•	Melody Harris, President and Chief Operating Officer.

Summary Compensation Table for the Fiscal Year Ended December 31, 2021

The following table shows the compensation earned by our named executive officers for the fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All other Compensation(6) ($)	Total Compensation ($)
Roy Smythe Chief Executive Officer	2021	630,315	—	594,641	12,440,896	626,575	13,102	14,305,529
	2020	500,000	—	—	1,504,813	314,655	—	2,319,468

Shaun Blakeman(4), (5) Chief Financial Officer	2021	173,077	30,000	277,760	5,142,354	107,308	6,108	5,736,607
Melody Harris President & Chief Operating Officer	2021	498,506	—	300,235	5,018,611	389,719	13,225	6,220,296
	2020	360,000	150,000	—	782,734	161,675	11,108	1,465,517

(1)

The amounts reported represent the aggregate grant date fair value of the performance-based RSUs (also called Earn-Out Shares) awarded to our named executive officers in the fiscal year ended December 31, 2021, calculated in accordance with FASB ASC Topic 718. See Note 13 to our consolidated financial statements in our 2021 Annual Report for the assumptions used in calculating the grant date fair value. The Earn-Out Shares become vested if at any time between the 13-month anniversary of the consummation of the Business Combination and the 24-month anniversary of the consummation of the Business Combination, or in connection with a subsequent change in control, our Class A common share price is greater than or equal to $20.00 for a period of at least 20 out of 30 consecutive trading days, subject to continued service through such dates.
(2)

The amounts reported represent the aggregate grant date fair value of the stock options awarded under our 2017 Equity Incentive Plan and our 2021 Omnibus Incentive Plan to our named executive officers in the fiscal year ended December 31, 2021, calculated in accordance with FASB ASC Topic 718. See Note 13 to our consolidated financial statements in our 2021 Annual Report for the assumptions used in calculating the grant date fair value. Additionally, for Mr. Blakeman, the amounts shown also include incremental fair value of $125,115 resulting from a modification to his stock options granted in August 2021.

(3)

Annual incentive amounts for the 2021 performance year were made under individual employment agreements and are reported in the “Non-Equity Incentive Plan Compensation” column. These amounts were paid to the named executive officers in March 2022.

(4)	Mr. Blakeman assumed the position of Chief Financial Officer in August 2021.
(5)	Mr. Blakeman received a sign on bonus in the amount of $30,000 during the fiscal year ended December 31, 2021, in connection with the commencement of his employment by the Company in August 2021.
(6)	Dr. Smythe, Mr. Blakeman and Ms. Harris received 401(k) contributions in the amounts of $11,600, $3,635 and $11,600, respectively, from the Company in the fiscal year ended December 31, 2021.

Narrative to Summary Compensation Table

Base Salaries

The named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. As of December 31, 2021, the annual base salaries for Dr. Smythe, Mr. Blakeman, and Ms. Harris were equal to $660,000, $450,000 and $510,000, respectively.

Non-Equity Incentive Compensation

The Company provides non-equity incentive compensation to its employees selected by the compensation committee, including our named executive officers, based on the achievement of individual and corporate performance, as determined by the compensation committee. For the fiscal year ended December 31, 2021, the compensation committee determined the value of non-equity incentive compensation for the named executive officers based on a combination of Company strategic goals and, in the case of Mr. Blakeman, individual performance goals. The amounts of such non-equity incentive compensation awarded to the named executive officers are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Equity Compensation

Please see the section below entitled “Equity Compensation Plan Information—Equity Incentive Compensation Plans” for a description of our equity compensation plans.

Employee Benefits

Our named executive officers are eligible to participate in the Company’s employee benefit plans, including our medical, dental, vision, group life, disability, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of the Company’s other employees. The Company generally does not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

The Company maintains the SomaLogic, Inc. 401(k) Plan (“401(k) Plan”) that provides eligible employees, including our current named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation into the 401(k) Plan, subject to applicable annual Internal Revenue Code limits. Employees are always fully vested in their contributions. For the fiscal year ended December 31, 2021, the Company made safe harbor matching contributions of 100% of elective deferrals into the 401(k) Plan, up to 4% of a participant’s eligible compensation. This safe harbor matching contribution was 100% vested. We believe that providing a vehicle for tax-deferred retirement savings through the 401(k) Plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

None of our named executive officers participated in any defined benefit pension plans or any non-qualified deferred compensation plans for the fiscal year ended December 31, 2021. The Company does not make any gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by the Company.

Outstanding Equity Awards for the Fiscal Year Ended December 31, 2021

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2021:

	Option Awards				Stock Awards(5)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price(4) ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
Roy Smythe(1)	—	1,250,000	$11.53	10/20/2031	—	—

Roy Smythe(1)	—	1,005,720	$4.77	2/19/2031	—	—

Roy Smythe(1)	1,292,072	384,128	$4.77	11/18/2028	—	—

Roy Smythe(1)	152,442	232,669	$4.77	5/11/2030	—	—

Roy Smythe	—	—	—	—	84,454	$983,045

Shaun Blakeman(1)	—	838,100	$8.10	8/5/2031	—	—

Shaun Blakeman	—	—	—	—	39,449	$459,186

Melody Harris(1)	—	500,000	$11.53	10/20/2031	—	—

Melody Harris	—	—	—	—	42,641	$496,341

Melody Harris(1)	—	419,050	$4.77	2/18/2031	—	—

Melody Harris(2)	61,115	148,410	$4.77	5/15/2029	—	—

Melody Harris(1)	222,622	91,665	$4.77	2/7/2029	—	—

Melody Harris(3)	56,310	6,547	$4.77	5/16/2028	—	—

Melody Harris(1)	225,240	26,190	$4.77	5/16/2028	—	—

Melody Harris(1)	88,997	135,825	$4.77	5/11/2030	—	—

(1)	Each of the stock option grants vests 25% after one year, then monthly thereafter for 36 months.
(2)	Stock option grant starts vesting one year after grant and vests monthly thereafter for 24 months.
(3)	Stock option grant vests monthly for four years.

(4)

The exercise price of each stock option is set equal to the closing price of our Class A common stock on the grant date. However, for stock options granted prior to September 2, 2021, exercise prices shown were adjusted upon the consummation of the Business Combination.

(5)

These performance-based RSUs (also called Earn-Out Shares) become vested if at any time between the 13-month anniversary of the consummation of the Business Combination and the 24-month anniversary of the consummation of the Business Combination, or in connection with a subsequent change in control, our Class A common share price is greater than or equal to $20.00 for a period of at least 20 out of 30 consecutive trading days, subject continued service through such dates.

(6)	Calculated by multiplying the number of unvested RSUs by $11.64, the closing price of our Class A common stock on the last trading day of 2021.

Executive Employment Arrangements

General.    The Company has entered into employment agreements with each of Roy Smythe, Shaun Blakeman, and Melody Harris, in each case, providing for the terms and conditions of their continued at-will employment with the Company. The agreements include, among other things (i) each such named executive officer’s annual base salary, (ii) eligibility for an annual incentive bonus for each of Dr. Smythe, Mr. Blakeman and Ms. Harris of up to 85%, 50% and 65% of their respective annual base salaries, subject to the achievement of certain financial targets and certain other performance metrics, (iii) eligibility to participate in the 2017 Equity Incentive Plan (and any successor equity incentive plans) and retention of their previously-granted awards under the 2009 Equity Incentive Plan, in each case, subject to the terms of the applicable plan and as determined by our Board and (iv) eligibility to participate in our employee benefit plans, as in effect from time to time.

Termination.    The agreements will terminate upon the applicable named executive officer’s death, and may be terminated by the Company in the event of the applicable named executive officer’s “disability” (as defined in the agreements), or by the Company with or without “cause” (as defined in the agreements). Each such named executive officer may resign his or her employment with the Company with or without “good reason” (as defined in the agreements).

Non-Enhanced Severance.    In the event that the Company terminates any such named executive officer’s employment without cause, or in the event that any such named executive officer resigns his or her employment with the Company for good reason, such named executive officer would receive, in addition to accrued but unpaid salary and vested employment benefits through the termination date (i) continuation of his or her annual base salary for a period of 12 months (in the case of Dr. Smythe and Ms. Harris) or 6 months (in the case of Mr. Blakeman) following the termination date, and (ii) provided that the named executive officer has properly and timely elected coverage under COBRA, a monthly COBRA premium payment for each month of monthly severance in an amount necessary to reimburse the named executive officer for continued health care coverage for the named executive officer and his or her dependents, provided that the named executive officer has not secured alternate health care coverage, and such COBRA premiums are not otherwise being paid by another entity.

Enhanced Severance.    In the event that the Company terminates any such named executive officer’s employment without cause, or in the event that any such named executive officer resigns his or her employment with the Company for good reason, in either case, during the 12-month period following a “change in control” (as defined in the agreements) or the consummation of the Business Combination, such named executive officer would receive from the Company, in addition to accrued but unpaid salary and vested employment benefits through the termination date (i) continuation of his or her annual base salary for a period of 18 months (in the case of Dr. Smythe), 12 months (in the case of Mr. Blakeman), and 15 months (in the case of Ms. Harris) following such named executive officer’s termination date, (ii) payment of his or her annual bonus, without regard to the achievement of financial targets and performance metrics, payable in 18 monthly installments (in the case of Dr. Smythe), 12 months (in the case of Mr. Blakeman), and 15 monthly installments (in the case of

Ms. Harris), (iii) provided that the named executive officer has properly and timely elected coverage under COBRA, a monthly COBRA premium payment for 18 months (in the case of Dr. Smythe), 12 months (in the case of Mr. Blakeman), and 15 months (in the case of Ms. Harris) following such named executive officer’s termination date, in an amount necessary to reimburse the named executive officer for continued health care coverage for the named executive officer and his or her dependents, provided that the named executive officer has not secured alternate health care coverage, and such COBRA premiums are not otherwise being paid by another entity and (iv) acceleration of all outstanding unvested stock options granted to the named executive officer, which will become exercisable for the remainder of their full term.

Conditions to Severance.    Payment of the severance benefits described above is conditioned upon such named executive officer’s compliance with his or her post-employment restrictive covenants, and such named executive officer’s execution and non-revocation of a release of claims in favor of the Company and certain other parties within 60 days following the termination date.

Potential Payments upon Termination or Change in Control

The Company does not provide “single-trigger” severance payments that are prompted solely by a change in control.

Pursuant to their employment agreements, in the event that the Company terminates any of our named executive officer’s employment without cause, or in the event that any such named executive officer resigns his or her employment with the Company for good reason, in either case, during the 12-month period following a “change in control” (as defined in the agreements), the named executive officers would receive the payments and benefits discussed in the section above entitled “Executive Employment Agreements—Enhanced Severance.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021, with respect to the shares of our Class A common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (4)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	15,891,404	$6.18	18,794,191
Equity compensation plans not approved by stockholders(2)	5,259,078	$4.89	—

Total	21,150,482		18,794,191

(1)

Includes outstanding awards granted under the 2009 Equity Incentive Plan (1,312,556 shares), 2017 Equity Incentive Plan (10,200,302 shares), 2021 Omnibus Incentive Plan (2,930,909 shares), plus the Earn-Out Shares (1,447,637 shares), in each case, as of December 31, 2021. The first offering period under the 2021 Employee Stock Purchase Plan commenced on January 1, 2022.

(2)	Includes outstanding stock options granted outside of the equity compensation plans prior to the Business Combination, as of December 31, 2021.
(3)	The weighted average exercise price excludes the Earn-Out Shares, since those awards do not have an exercise price.
(4)

Consists of shares available for future issuance under the 2021 Omnibus Incentive Plan and 2021 Employee Stock Purchase Plan. As of December 31, 2021, 18,369,091 shares of our Class A common stock were available for issuance under the 2021 Omnibus Incentive Plan, and 425,100 shares of our Class A common stock were available for issuance under the 2021 Employee Stock Purchase Plan.

Equity Incentive Compensation Plans

2009 Equity Incentive Plan

Our Board adopted the 2009 Equity Incentive Plan (the “2009 Plan”) on November 5, 2009, and our stockholders approved the 2009 Plan on March 20, 2010. The 2009 Plan was terminated on September 22, 2017, when our Board adopted the 2017 Equity Incentive Plan, and no further awards were granted under the 2009 Plan thereafter. The 2009 Plan provided for the Company’s ability to grant eligible participants equity and equity-based awards in the form of incentive and nonstatutory stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards. The 2009 Plan continues to govern the terms and conditions of outstanding awards previously granted under the 2009 Plan.

As of December 31, 2021, awards outstanding under the 2009 Plan consisted of stock options to purchase an aggregate of 1,312,556 shares of our Class A common stock and no other form of awards were outstanding under the 2009 Plan.

2017 Equity Incentive Plan

Our Board adopted the 2017 Equity Incentive Plan (the “2017 Plan”) on September 22, 2017, and our stockholders approved the 2017 Plan on October 20, 2017. The 2017 Plan provided for our ability to grant eligible participants equity and equity-based awards in the form of incentive and nonstatutory stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards. Effective as of September 1, 2021, the 2021 Omnibus Incentive Plan was adopted by our Board and the 2017 Plan was terminated such that no new awards will be available under the 2017 Plan. The 2017 Plan continues to govern the terms and conditions of outstanding awards previously granted under the 2017 Plan.

As of December 31, 2021, awards outstanding under the 2017 Plan consisted of stock options to purchase an aggregate of 10,200,302 shares of our Class A common stock and no other form of awards were outstanding under the 2017 Plan.

2021 Omnibus Incentive Plan

Our Board adopted the 2021 Omnibus Incentive Plan (the “2021 Plan”), and our stockholders approved the 2021 Plan on September 1, 2021. The 2021 Plan provided for the Company’s ability to grant eligible participants equity and equity-based awards in the form of incentive and nonstatutory stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards. The initial aggregate number of shares of our Class A common stock that could be issued under the 2021 Plan was 21,300,000 shares, plus any shares of our Class A common stock subject to stock options that were assumed in the Business Combination. In addition, the number of shares available for issuance under the 2021 Plan will be annually increased on January 1 of each calendar year beginning in 2022 by an amount equal to 5% of the total outstanding shares of our Class A common stock on the last day of the prior calendar year. The maximum number of shares of our Class A common stock with respect to which incentive stock options may be granted under the 2021 Plan is 21,300,000 shares, and will not be subject to the annual adjustment provision described above.

As of December 31, 2021, awards outstanding under the 2021 Plan consisted of stock options covering an aggregate of 2,930,909 shares of our Class  A common stock. No other form of awards were outstanding under the 2021 Plan.

2021 Employee Stock Purchase Plan

Our Board adopted the 2021 Employee Stock Purchase Plan (the “ESPP”), and our stockholders approved the ESPP on September 1, 2021. The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing our Class A common stock on favorable terms and to pay for such purchases through payroll deductions. The ESPP is administered by the compensation committee and a total of 425,100 shares of our Class A common stock was initially reserved for issuance under the ESPP. The ESPP has been implemented using consecutive six-month option periods, beginning on January 1st and July 1st of each year and ending on the last day of June and December, respectively. The purchase price per share of our Class A common stock under the ESPP is 85% of the fair market value per share on the last day of the option period.

As of December 31, 2021, no awards were outstanding under the ESPP. The first offering period under the 2021 Employee Stock Purchase Plan commenced on January 1, 2022.

Awards Granted Outside of Equity Incentive Plans

Prior to the Business Combination, the Company granted stock options to certain key executive officers (including Dr. Smythe and Mr. Blakeman) outside of its equity incentive plans. Such stock option grants were approved by our Board, but not our stockholders, at the time of grant. As of December 31, 2021, there were outstanding stock options to purchase an aggregate of 5,259,078 shares of our Class A common stock that were granted outside of our equity incentive plans.

In connection with the Business Combination, the Company granted, and our stockholders approved, performance-based RSUs (also called Earn-Out Shares) to certain employees and non-employee directors, which become vested if at any time between the 13-month anniversary of the consummation of the Business Combination and the 24-month anniversary of the consummation of the Business Combination, or in connection with a subsequent change in control, our Class A common share price is greater than or equal to $20.00 for a period of at least 20 out of 30 consecutive trading days, subject to continued service through such dates. As of December 31, 2021, there were outstanding Earn-Out Shares with respect to 1,447,637 shares of our Class A common stock.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our capital stock, as of April 14, 2022, for:

1. Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding common stock;

2. Each of our directors;

3. Each of our named executive officers; and

4. All of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

We have based our calculation of the percentage of beneficial ownership on 182,217,516 shares of common stock outstanding as April 14, 2022.

Unless otherwise indicated, the address of all listed stockholders is c/o SomaLogic, Inc., 2945 Wilderness Place, Boulder, Colorado 80301. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. The beneficial ownership of each person holding more than 5% of the Company’s outstanding Common Stock as of April 14, 2022 is based solely on a review of filings with the SEC on Schedule 13G or Schedule 13D, as applicable.

Name and Address of Beneficial Owner	Number of shares of Common Stock	% of Common Stock	% of Total Voting Power

Directors & executive officers(1)

Roy Smythe(2)	2,037,413	1.1%	1.1%

Melody Harris(3)	946,477	*	*

Shaun Blakeman	—	*	*

Charles M. Lillis(4)	410,668	*	*

Amy Graves(5)	103,461	*	*

Ruben Gutierrez	68,098	*	*

Eli Casdin(7)(8)(9)(10)	19,203,053	10.5%	10.5%

Troy Cox(11)	75,000	*	*

Stephen Quake(12)	425,000	*	*

Anne Margulies(13)	80,763	*	*

Richard Post(14)	74,763	*	*

Ted Meisel	—	*	*

Robert Barchi(15)	4,200	*	*

All directors and executive officers as a group (13 individuals)	23,428,896	12.9%	12.9%

5% beneficial owners

Casdin Private Growth Equity Fund, LP(8)(9)	12,389,082	6.8%	6.8%

Novartis AG(16)	10,367,340	5.7%	5.7%

Lawrence Gold and affiliates(17)	9,133,066	5.0%	5.0%

*	Indicates beneficial ownership of less than 1%.
(1)	The business address of each of these stockholders is c/o SomaLogic, 2945 Wilderness Place, Boulder, Colorado 80301.
(2)	Consists of options to purchase 2,037,413 shares of Common Stock that are exercisable within 60 days of April 14, 2022.
(3)	Consists of options to purchase 946,477 shares of Common Stock that are exercisable within 60 days of April 14, 2022.

(4)

Consists of (i) 276,573 shares of Common Stock held of record by Charles M. Lillis, (ii) 100,572 shares of Common Stock held of record by The Lillis Foundation, (iii) 12,571 shares of Common Stock held of record by CAG LLC, and (iv) options to purchase 20,952 shares of Common Stock that are exercisable within 60 days of April 14, 2022. Mr. Lillis may be deemed to be a beneficial owner of the shares held directly by CAG LLC and The Lillis Foundation as a result of Mr. Lillis’ voting and dispositive power with respect to the shares.

(5)	Consists of options to purchase 103,461 shares of Common Stock that are exercisable within 60 days of April 14, 2022.
(6)	Consists of options to purchase 68,098 shares of Common Stock that are exercisable within 60 days of April 14, 2022.
(7)

CMLS Holdings II LLC is the record holder of 6,800,000 shares of Common Stock. Eli Casdin is a member of the board of managers of CMLS Holdings II LLC and shares voting and investment discretion with respect to the Common Stock held of record by CMLS Holdings II LLC.

(8)

Consists of (i) 7,416,812 shares of Common Stock held by Casdin Partners Master Fund, L.P. and (ii) 2,472,270 shares of Common Stock held by Casdin Private Growth Equity Fund, L.P. The shares held by Casdin Partners Master Fund, L.P. may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to Casdin Partners Master Fund, L.P., (ii) Casdin Partners GP, LLC, the general partner of Casdin Partners Master Fund L.P., and (iii) Eli Casdin, the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. The address for the Casdin entities noted herein is 1350 Avenue of the Americas, Suite 2600, New York, New York 10019.

(9)

Includes 2,500,000 shares of Common Stock issued in a private placement pursuant to subscription agreements each entered into on March 28, 2021 (the “PIPE Investment”) to Casdin Partners Master Fund, L.P. The shares may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to Casdin Partners Master Fund, L.P., (ii) Casdin Partners GP, LLC, the general partner of Casdin Partners Master Fund L.P., and (iii) Eli Casdin, the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC.

(10)	Consists of options to purchase 13,971 shares of Common Stock that are exercisable within 60 days of April 14, 2022.
(11)	Consists of (i) 25,000 shares of Common Stock held of record by Troy Cox and (ii) 50,000 shares of Common Stock issued in the PIPE Investment to Mr. Cox.
(12)

Consists of (i) 25,000 shares of Common Stock held of record by Stephen Quake, (ii) 150,000 shares of Common Stock held of record by Quake 2017 Charitable Remainder Unitrust, (iii) 150,000 shares of Common Stock held of record by The Eleftheria Foundation, and (iv) 100,000 shares of Common Stock held of record by DeltaXDeltaP Hbar Trust. Mr. Quake may be deemed to be a beneficial owner of the shares held directly by Quake 2017 Charitable Remainder Unitrust, The Eleftheria Foundation and DeltaXDeltaP Hbar Trust as a result of Mr. Quake’s voting and dispositive power with respect to the shares.

(13)	Consists of (i) 20,000 shares of Common Stock held of record by Anne Margulies and (ii) options to purchase 60,763 shares of Common Stock that are exercisable within 60 days of April 14, 2022.
(14)	Consists of (i) 54,000 shares of Common Stock held of record by Richard Post and (ii) options to purchase 20,763 shares of Common Stock that are exercisable within 60 days of April 14, 2022.
(15)	Consists of options to purchase 4,200 shares of Common Stock that are exercisable within 60 days of April 14, 2022.
(16)

Consists of (i) 1,676,200 shares of Common Stock held of record by Novartis Institutes for BioMedical Research, Inc. (“Novartis Research”) and (ii) 8,591,140 shares of Common Stock held of record by Novartis Pharma AG. Also includes 100,000 shares of Common Stock issued to Novartis Pharma AG in the PIPE Investment. The business address for Novartis Research is 700 Main Street 421Q, Cambridge, MA 02139. The business address for Novartis Pharma AG is Lichstrasse 35, Basel, Switzerland 4056.

(17)

Consists of (i) 437,822 shares of Common Stock jointly held with his wife, (ii) 3,713,076 shares of Common Stock held of record by MorrGold Holdings, LLC and (iii) 4,982,168 shares of Common Stock held of record by MorrGold II, LLC. Mr. Gold and his wife are the managers of MorrGold Holdings, LLC and MorrGold II, LLC. Mr. Gold shares voting and dispositive power with respect to all such shares. The principal business address of the Reporting Person is 1033 5th Street, Boulder, CO 80302.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

In June 2019, we entered into a consulting agreement (the “Master Agreement”) with Abundant Venture Innovation Accelerator (“AVIA”), a company that engages in business incubation activities. In July 2021, we entered into a consulting agreement (the “Consulting Milestone Agreement”) with AVIA, to provide services related to expanding our contractual relationships with health system providers. We are also party to a consulting agreement entered into with AVIA in June 2019 (the “Master Agreement”). AVIA is a related party to the Company because Ted Meisel, a member of our Board as of September 1, 2021, also serves on the board of directors of AVIA. Pursuant to the Master Agreement and the Consulting Milestone Agreement, the Company agreed to pay AVIA for business development activities. Pursuant to the Master Agreement and the Consulting Milestone Agreement, the Company agreed to pay AVIA for business development activities. For the year ended December 31, 2021, the Company paid $0.9 million for these consulting services in addition to issuing Common Stock for an aggregate fair value of approximately $0.8 million for milestones achieved, with a remaining commitment of $0.04 million.

As disclosed in our 2021 Annual Report, we are party to a Master Collaboration Agreement with Novartis Pharma AG (the “MCA”), which, together with its affiliates, is a beneficial owner of more than 5% of the Company’s Common Stock. The aggregate payments made by Novartis Pharma AG in 2021 pursuant to its commitments under the MCA were $19.8 million.

On March 18, 2019, we committed to providing a grant of up to $1,000,000 to the Colorado Longitudinal Study (“COLS”), a 501(c)(3) non-profit organization, in the form of executing a Corporate Founder Pledge Agreement with COLS. The purpose of the proceeds of the grant is to support the goals of COLS in creating a biobank repository of biological samples collected annually from Colorado residents. COLS is a related party to SomaLogic because Lawrence Gold, who together with his affiliates is a beneficial owner of more than 5% of the Company’s Common Stock and who previously served as Chairman of the Board and a member of management of SomaLogic, is the current Chairman of the Board of Directors of COLS. During the year ended December 31, 2021, we paid $0.2 million of an unconditional contribution to COLS. As of December 31, 2021, a pledge of $0.4 million remained outstanding and is expected to be paid out within the 2022 fiscal year.

Related Party Policy

Under our Code of Business Conduct and Ethics, our directors, officers, employees, and contractors are required to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company.

In addition, our audit committee, pursuant to its written charter and our Related Party Transactions Policy, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available, and may approve any such transaction only if it determines that, under all of the circumstances, the transaction is in the best interests of the Company.

Under Item 404 of Regulation S-K, a “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or its subsidiary was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company or its subsidiary as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s officers or one of the Company’s directors;

•	any person who is known by the Company to be the beneficial owner of more than 5% of its voting stock; and

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of its voting stock.

The Company has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Amended and Restated Certificate of Incorporation, the audit committee will have the responsibility to review related party transactions.

Under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of the Company’s voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to the Company’s audit committee (or to another independent body of our Board) for review. To identify related person transactions in advance, the Company will rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the amount involved in the transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Company’s audit committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for our fiscal year ended December 31, 2021, all required reports were filed on a timely basis under Section  16(a).

Stockholders Sharing the Same Address

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other nominee. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to SomaLogic, Inc., 2945 Wilderness Place, Boulder, Colorado 80301 or by emailing a request to investors@somalogic.com. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other nominee or sending a written request to SomaLogic, Inc. at the address above or by emailing a request to investors@somalogic.com.

2021 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2021 are included in our 2021 Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our 2021 Annual Report and this Proxy Statement are posted on our website at www.somalogic.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2021 Annual Report without charge by sending a written request to Investor Relations, SomaLogic, Inc., 2945 Wilderness Place, Boulder, Colorado 80301.

* * *

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

THE BOARD OF DIRECTORS

Boulder, Colorado

April 25, 2022

P.O. BOX 8016, CARY, NC 27512-9903
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SomaLogic, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of April 14, 2022
TIME: Monday, June 6, 2022 2:00 PM, Mountain Time
PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SLGC for more details
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are Available at www.proxydocs.com/SLGC.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Melody Harris and Ruben Gutierrez (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of SomaLogic, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

SomaLogic, Inc.
Annual Meeting of Stockholders
Please make your marks like this: X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1 AND 2
PROPOSAL BOARD OF DIRECTORS
YOUR VOTE RECOMMENDS
1. To elect the three Class I directors named in the accompanying proxy statement to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;
FOR WITHHOLD
1.01 Robert Barchi FOR
1.02 Richard Post FOR
1.03 Stephen Quake
FOR
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting FOR AGAINST ABSTAIN firm for our fiscal year ending December 31, 2022; and FOR
3. To transact any other business that properly comes before the Annual Meeting (including any adjournments, continuations and postponements thereof).
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